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                                                                    Exhibit 23.3



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Chiquita Brands International, Inc. on Form S-3 of our report dated June 19, 1997 (October 10, 1997 as to Note L), with respect to the financial statements of Stokely USA, Inc., for the year ended March 31, 1997, and incorporated by reference in the Chiquita Brands International, Inc. Report on Form 8-K dated November 20, 1997, and to the reference to our firm under the heading "Experts" in the Registration Statement.


/S/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
February 13, 1998